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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 29, 2000, except Note 12 for which the date is September 18, 2000, relating to the financial statements of AMR Research, Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



                                        /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 22, 2000